UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2012

CHATHAM LODGING TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34693	27-1200777
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Cocoanut Row, Suite 216, Palm Beach, Florida		33480
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 802-4477

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2012, the Board of Trustees (the “Board”) of Chatham Lodging Trust (the “Company”) approved, as recommended by the Compensation Committee of the Board (the “Compensation Committee”), compensatory arrangements in which the executive officers of the Company will participate. The arrangements include compensation for 2011 and 2012 and are described in further detail below.

Cash Bonus Compensation for 2011

Upon the recommendations of the Compensation Committee, the Board approved payment of cash bonuses to each of the Company’s three named executive officers for performance in 2011. To reward their execution of the Company’s investment strategy and successful capital markets activities in a challenging economic environment, the Board awarded to each of these executives a cash bonus for 2011 as follows:

•	Jeffrey H. Fisher, the Company’s Chairman, President and Chief Executive Officer, received $550,000.

•	Dennis M. Craven, the Company’s Executive Vice President and Chief Financial Officer, received $200,000.

•	Peter Willis, the Company’s Executive Vice President and Chief Investment Officer, received $200,000.

2012 Compensation

The key elements of the Company’s 2012 compensation program are base salary, annual cash incentive awards, time-based restricted share incentive awards and performance-based equity incentive awards, pursuant to the Company’s Equity Incentive Plan. The following disclosure describes the material terms of the elements of the program and the amounts for the Company’s three named executive officers. The structure and amounts are based, in large part, on the recommendations of a third-party compensation consultant, retained by the Compensation Committee, who reviewed and analyzed the compensation levels and programs of peer companies.

Base Salary and Annual Cash Incentive Awards

The Board approved, as recommended by the Compensation Committee, the following base salary for 2012 for each of the named executive officers:

Name	2012 Base Salary
Jeff Fisher	$400,000
Dennis Craven	$300,000
Peter Willis	$300,000

For each executive, any cash bonus awards for 2012 will be determined at the sole discretion of the Compensation Committee and the Board based on the Company’s continued implementation of its business plan.

Time-Based Restricted Share Incentive Awards

Each named executive officer is eligible to receive time-based restricted share incentive awards in the form of restricted common shares of the Company. For 2012, the Board awarded restricted common shares, which will vest ratably on January 1, 2013, January 1, 2014 and January 1, 2015 (provided that the recipient remains employed by the Company through the applicable vesting date), to Messrs. Fisher, Craven, and Willis as follows:

Name	Time-Based Restricted Share Grant	Grant Date Fair Value
Jeff Fisher	30,688	$375,000
Dennis Craven	12,275	$150,000
Peter Willis	10,229	$125,000

The grant date fair value of these awards was calculated in accordance with FASB ASC 718 and based on the closing price per share of the Company’s common shares on February 23, 2012. Prior to vesting, all restricted common shares will be entitled to receive dividends paid on the Company’s common shares and will be entitled to vote.

Performance-Based Equity Incentive Awards

The Board, as recommended by the Compensation Committee, approved target 2012 performance-based equity incentive awards in the form of restricted common shares of the Company. The common shares that are issuable pursuant to the performance-based awards will be issued and vest only if and to the degree that long-term performance criteria established by the Board are met and the recipient remains employed by the Company on the vesting date. The target maximum amounts of performance based restricted share grants to each of the named executive officers are as follows:

Target Performance-Based
Name	Restricted Share Grant
Jeff Fisher	30,687
Dennis Craven	12,275
Peter Willis	10,229

Based solely on the closing price per share of the Company’s common shares on February 23, 2012, the value of the target number of shares issuable pursuant to the performance-based share incentive awards to Messrs. Fisher, Craven and Willis would be $375,000, $150,000 and $125,000, respectively. The Company will estimate the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures, and will calculate the value at the grant date based on the probable outcome of the performance conditions. The common shares issuable pursuant to these performance-based awards will, prior to vesting, not be entitled either to receive dividends paid on the Company’s common shares or to be voted, but dividends will accrue on the shares and will be paid if and when the shares vest and are issued.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

February 27, 2012	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Chief Financial Officer